Exhibit 10.1

Fourth Amendment

to The

Encana (USA) Retirement Plan

(Amended and Restated Effective March 14, 2014)

1.Plan Sponsor:  Encana Services Company Ltd. (the “Plan Sponsor”).

2.Amendment of Plan:  Pursuant to the authority of the undersigned and the provisions of Section 13.1 of the Encana (USA) Retirement Plan (the “Plan”), the following Amendment to the Plan is adopted, effective as of the dates set forth below.

A.Effective June 1, 2018, Section 1.22 of the Plan is amended in its entirety as follows:

1.22Eligible Employee means any Employee of the Employer, but does not include:

(a)

any Employee included in a unit of Employees covered by a collective bargaining agreement between the Employer and the Employee representative, the negotiation of which retirement benefits were the subject of good faith bargaining, unless the Employer and the Employee representative have agreed to allow such Employees to participate in the Plan pursuant to the terms of the collective bargaining agreement covering such Employees;

(b)	any Employee who is a nonresident alien who receives no earned income from the Employer that constitutes income from sources within the United States;

(c)	any Employee who is an expatriate covered by the Employer’s retirement plan in the Employee’s country of residence;

(d)	any Employee who is classified by the Employer as an intern; and

(e)	any Employee of an Employer with respect to any period prior to the date that the Employer has adopted this Plan with respect to its Employees.

Notwithstanding anything to the contrary in the Plan, the term Eligible Employee includes employees of Encana Corporation who are covered by a payroll services agreement between Encana Corporation and Alenco Inc.

B.Schedule A of the Plan is amended, effective June 1, 2018 to read as attached hereto.

3.Terms and Conditions of Plan:  Except for the above amendment, all terms and conditions of the Plan are unamended and shall remain in full force and effect.

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3.Execution:  This Fourth Amendment has been executed on the date set forth below.

Encana Services Company Ltd.
Plan Sponsor

By:	/s/ Chris Casebolt
Chris Casebolt
Title:	Chair, Management Pension & Benefits Committee
Date:	05/17/2018

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Encana (USA) Retirement Plan

Schedule A -
Participating Employers

Employer	Effective Date of Participation (if after the Effective Date of this amendment and restatement)
Encana Oil & Gas (USA) Inc.	n/a
Encana Corporation (for the limited purposes specified in Section 1.22)	June 1, 2018

* * * * End of Schedule A * * * *

Fourth Amendment to the Encana (USA) Retirement Plan	5/2018	3